Exhibit 99.1

Babcock & Wilcox Enterprises Regains Compliance With NYSE Continued Listing Standard

(AKRON, Ohio – September 3, 2025) - Babcock & Wilcox Enterprises, Inc. (“B&W” or the “Company”) (NYSE: BW) announced that on September 2, 2025, the Company received written confirmation from the New York Stock Exchange (the “NYSE”) that the Company’s average stock price for the 30-trading days ended August 29, 2025 was above the NYSE’s minimum requirement of $1 based on a 30-trading day average. Accordingly, the Company has regained compliance with the NYSE’s continued listing standard for minimum average closing share price under Section 802.01C of the NYSE Listed Company Manual. B&W’s common stock will continue to be traded on the NYSE, subject to its continued compliance with all applicable listing standards.

About B&W

Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises, Inc. is a leader in energy and environmental products and services for power and industrial markets worldwide. Follow us on LinkedIn at www.linkedin.com/company/babcock-&-wilcox and learn more at www.babcock.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this release are forward-looking statements, including without limitation statements regarding the Company’s plans with respect to the NYSE Notice. You should not place undue reliance on these statements. Forward-looking statements include words such as “expect,” “intend,” “plan,” “likely,” “seek,” “believe,” “project,” “forecast,” “target,” “goal,” “potential,” “estimate,” “may,” “might,” “will,” “would,” “should,” “could,” “can,” “have,” “due,” “anticipate,” “assume,” “contemplate,” “continue” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, but not limited to: our ability to comply with NYSE listing standards and maintain the listing of our common stock on the NYSE; our financial condition, which raises substantial doubt as to our ability to continue as a going concern; our entry into a number of amendments and waivers to our Debt Facilities; our need of additional financing to continue as a going concern; and any negative reactions to the substantial doubt about our ability to continue as a going concern by our customers, suppliers, vendors, employees and other third parties; and the risks and uncertainties described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the U.S. Securities and Exchange Commission.

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Investor Contact:	Media Contact:

Investor Relations	Ryan Cornell, Public Relations Lead
Babcock & Wilcox Enterprises, Inc.	Babcock & Wilcox Enterprises, Inc.
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com